INTERGRAPH CORPORATION
                 Huntsville, Alabama  35894-0001

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD
                          May 18, 2000



TO THE SHAREHOLDERS OF INTERGRAPH CORPORATION:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Intergraph Corporation (the "Company") will be held at the Intergraph Auditorium, Building 15, Intergraph Way, Huntsville, Alabama, on May 18, 2000, at 5:00 p.m. local time for the following purposes:

   1. To elect eight directors to the Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified (designated as Proposal 1 in the accompanying Proxy Statement).

   2. To consider and vote upon the 2000 Intergraph Corporation Employee Stock Purchase Plan (designated as Proposal 2 in the accompanying Proxy Statement).

   3.  To  ratify  the  appointment of Ernst  &  Young  LLP  as  the
       Company's   independent  auditors  for  the   current   year
       (designated   as  Proposal  3  in  the  accompanying   Proxy
       Statement).

   4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The close of business on March 24, 2000, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   A copy of the Annual Report to Shareholders for the year ended
December 31, 1999 is enclosed.


                                  By Order of the Board of Directors




                                  JOHN R. WYNN

                                  Secretary

Huntsville, Alabama
April 6, 2000


   IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.


                     INTERGRAPH CORPORATION
                 HUNTSVILLE, ALABAMA  35894-0001


                         PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Intergraph Corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held May 18, 2000 and at any and all adjournments thereof (the "Meeting"). The form of proxy permits approval, disapproval or abstention as to each of the three proposals and allows withholding of votes as to specific nominees for director. Proposals 1, 2, and 3 will be presented at the Meeting by management. If the enclosed form of proxy is properly executed, returned, and not revoked, it will be voted in accordance with the specifications, if any, made by the shareholder and, if specifications are not made, will be voted in favor of Proposals 1, 2, and 3 set forth in the accompanying Notice of Annual Meeting of Shareholders.

   The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers, or regular employees of the Company in person or by telephone or mail. The Company may reimburse brokerage firms and others for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners. On or about April 6, 2000 the Company will commence mailing this Proxy Statement, the enclosed form of proxy, and the attached Notice to holders of its common stock.

   Shareholders who sign proxies have the right to revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

   The close of business on March 24, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.



                             GENERAL

  A majority of the shareholders entitled to vote must be present in person or be represented by proxy to constitute a quorum and act upon the proposed business. Failure of a quorum to be represented at the Meeting will necessitate an adjournment and will subject the Company to additional expense.

   All three proposals discussed in this Proxy Statement require the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the Meeting. The Board of Directors recommends that you vote FOR each nominee for director and FOR Proposals 2 and 3 presented in this Proxy Statement.

   Votes  are  counted  by  the Company's  transfer  agent.   The
Company's certificate of incorporation and bylaws contain no provisions concerning the treatment of abstentions and broker non-
votes.   In  accordance with Delaware law,  abstentions  will  be
treated as votes which are not cast in favor of election of a nominee or in favor of a proposal. Delaware law does not address the treatment of broker non-votes. Broker non-votes will be included in the determination of the presence of a quorum, but will not be counted for purposes of determining whether a nominee is elected or a proposal has been approved.



       COMMON STOCK OUTSTANDING AND PRINCIPAL SHAREHOLDERS

   As  of  January  31,  2000, there were outstanding  49,252,406 shares of the Company's common stock, $.10 par value (the "Common
Stock").   Holders of Common Stock are entitled to one  vote  per
share on all matters to be voted upon by shareholders.

   The following table sets forth information as of January 31, 2000, as to:

     (a) the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company,

     (b) the shares of Common Stock beneficially owned by the directors and nominees of the Company,

     (c)  the  shares  of  Common Stock  beneficially owned by James
          W. Meadlock, Chairman  of the  Board  and, through  March 2,
          2000, Chief Executive Officer of the Company, who is also a nominee, and by the four most highly compensated executive officers of the Company who were serving as such at December 31, 1999 (collectively, Mr. Meadlock and the four most highly compensated executive officers are the "Named Executive Officers"), and

     (d) the shares of Common Stock beneficially owned by all directors, nominees, and executive officers of the Company as a group.

                                       Number of        Percentage of Total
                                  Shares Beneficially       Common Stock
Name  (1)                              Owned (2)           Outstanding (3)
-------------------------------   -------------------   -------------------
Intergraph Corporation Stock
  Bonus Plan Trust                    5,119,691   (4)            10.4%

Dimensional Fund Advisors, Inc.       3,091,600   (5)             6.3%

Zesinger Capital Group LLC            3,072,200   (6)             6.2%

Directors and Nominees
----------------------
James W. Meadlock                     1,304,266   (7)             2.6%

Robert E. Thurber                       391,474   (8)               *

James F. Taylor Jr.                     124,964   (9)               *

Sidney L. McDonald                       91,000  (10)               *

Larry J. Laster                          23,947  (11)               *

Thomas J. Lee                             4,000  (12)               *

Nominees
--------
Lawrence R. Greenwood                       ---                   ---

Joseph C. Moquin                            ---  (13)             ---

Named Executive Officers
------------------------
Manfred Wittler                          59,359  (14)               *

Wade C. Patterson                        63,550  (15)               *

Klaas Borgers                            13,750  (16)               *

Stephen J. Phillips                       7,500  (17)               *

All directors, nominees, and
executive officers as a group
(18 persons), including the
foregoing directors, nominees,
and Named Executive Officers (18)     2,363,564  (19)            4.8%


--------------
* Less than 1%

(1) The address of the Stock Bonus Plan Trust is c/o Boston Safe Deposit and Trust Company, One Boston Place, Boston, MA
     02108. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. The address of Zesinger Capital Group LLC is 320 Park Avenue, 30th Floor, New York, NY 10022.

(2) Unless otherwise noted, the indicated owner has sole voting power and sole investment power.

(3) Shares issuable under immediately exercisable stock options are considered outstanding for the purpose of calculating the percentage of total outstanding Common Stock owned by directors, executive officers, and by directors, nominees, and executive officers as a group. Such shares are not considered outstanding for the purpose of calculating the percentage of total outstanding Common Stock owned by any other person or group.

(4) Voting rights of the Common Stock held by the Stock Bonus Plan Trust are passed through to participants in the Stock Bonus Plan, which is a Company sponsored retirement plan covering substantially all U.S. employees of the Company. Vested participants in the Stock Bonus Plan have the right to diversify one half of the Common Stock allocated to their accounts. Vested participants at age 55 have the right to diversify all of the Common Stock allocated to their accounts. The Company has not made a contribution to the Stock Bonus Plan since 1991.

(5) As set forth on a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2000.

(6) As set forth on a Schedule 13G filed with the Securities and Exchange Commission on January 28, 2000. Zesinger Capital Group LLC has sole voting power over 2,080,000 of these shares.

(7) This figure includes 197,787 shares allocated to Mr. Meadlock under the Stock Bonus Plan and 489,232 shares owned jointly by Mr. Meadlock and his wife as to which voting and investment powers are shared. This figure excludes 415,601 shares owned by Mrs. Meadlock and 122,513 shares allocated to Mrs. Meadlock under the Stock Bonus Plan as to which Mr. Meadlock expressly disclaims beneficial ownership. Mrs.
     Meadlock retired from her position as an Executive Vice President of the Company in November 1999.

(8) This figure includes 166,294 shares allocated to Mr. Thurber under the Stock Bonus Plan and excludes 232,089 shares owned by his wife and 35,668 shares held in trust for his grandchildren as to which Mr. Thurber expressly disclaims beneficial ownership.

(9) This figure includes 74,964 shares allocated to Mr. Taylor under the Stock Bonus Plan. Mr. Taylor was elected Chief
     Executive Officer of the Company March 2, 2000.

(10) This  figure  includes  1,000  shares  over  which  Mr.
     McDonald holds immediately exercisable stock options.

(11) This figure consists of 19,900 shares owned jointly by Mr. Laster and his wife as to which voting and investment powers are shared, 3,047 shares allocated to Mr. Laster under the Stock Bonus Plan, and 1,000 shares over which Mr. Laster holds immediately exercisable stock options.

(12) This figure includes 1,000 shares over which Mr. Lee holds immediately exercisable stock options.

(13) This figure excludes 200 shares owned by Mr. Moquin's wife as to which Mr. Moquin expressly disclaims beneficial ownership.

(14) This figure includes 8,510 shares over which Mr. Wittler holds immediately exercisable stock options.

(15) This figure includes 58,496 shares over which Mr. Patterson holds immediately exercisable stock options and 1,068 shares allocated to Mr. Patterson under the Stock Bonus Plan. This figure excludes 899 shares allocated to his wife, a former employee of the Company, under the Stock Bonus Plan as to which Mr. Patterson expressly disclaims beneficial ownership. Mr. Patterson's employment with the Company was terminated in January 2000 and, as such, the exercisable options included in this calculation of his beneficial ownership will expire, if unexercised, in April 2000.

(16) This  figure consists of shares over which  Mr.  Borgers holds
     immediately  exercisable stock options.   Mr.  Borgers'
     employment with the Company was terminated in February 2000 and, as such, these exercisable options will expire, if unexercised, in May 2000.

(17) This figure consists of shares over which Mr. Phillips holds immediately exercisable stock options.

(18) Mr. Patterson and Mr. Borgers have been excluded from this group due to termination of their employment with the Company subsequent to December 31, 1999.

(19) This figure includes 565,845 shares allocated to such persons under the Stock Bonus Plan and 69,635 shares over which such persons hold immediately exercisable stock options.


                           PROPOSAL 1
                      ELECTION OF DIRECTORS

   The Board of Directors has fixed the number of members of the Board at nine by resolution pursuant to authority granted in the bylaws of the Company. The Board of Directors proposes that the eight nominees listed below be elected as directors to serve until the 2001 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Although the Company has established the number of directors at nine, proxies may not be voted for more than eight persons. The Board of Directors has committed to the selection of an additional independent director for proposed election at the 2001 Annual Meeting.

   It is the intention of the persons named in the proxy to vote the proxies for the election of the nominees listed below, six of whom are presently directors of the Company. If any nominee should become unavailable to serve as a director for any reason (which is not anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

   The nominees for director, together with certain information regarding them, are as follows:
                                                              Director of
Name and Age               Positions/Offices with Company    Company Since
------------------------   ------------------------------    -------------
James W. Meadlock (66)     Chairman of the Board                  1969

James F. Taylor Jr. (55)   Chief Executive Officer and            1973
                           Director

Robert E. Thurber (59)     Executive Vice President and           1972
                           Director

Larry J. Laster (48)       Director                               1987

Sidney L. McDonald (61)    Director                               1997

Thomas J. Lee (64)         Director                               1997

Lawrence R.Greenwood (60)  ---                                     ---

Joseph  C. Moquin (75)     ---                                     ---


   Mr. Meadlock, a founder of the Company, has served as Chairman of  the Board of Directors since the Company's inception in  1969 and served as Chief Executive Officer prior to his resignation from that office March 2, 2000.

   Mr. Taylor joined the Company in July 1969, shortly after its formation, and is considered a founder. Mr. Taylor was elected Chief Executive Officer March 2, 2000, upon Mr. Meadlock's
resignation.   He served most recently as  Chief  Executive
Officer of Intergraph Public Safety, Inc., a wholly-owned subsidiary of the Company.

  Mr. Thurber is a founder of the Company and currently serves as Executive Vice President and Chief Engineer.

   Mr. Laster joined the Company in 1981 and served as Executive Vice President and Chief Financial Officer from February 1987 through February 1998, at which time he resigned from the Company to serve as Chief Operating Officer of Computerizing, Inc., a privately owned company specializing in the development, sale and support of business systems for the petroleum distribution and convenience store industries. He rejoined the Company in June 1998 as Chief Financial Officer of Intergraph Public Safety, Inc., a wholly-owned subsidiary of the Company.

  Mr. McDonald serves as President of Brindlee Mountain Telephone Company, a company providing local telephone services in north Alabama, and has served in that capacity since 1961. Mr. McDonald is a founder of Deltacom Long Distance Services, Inc. and served as its Chief Executive Officer from 1984 through 1996. He also served as the Chief Executive Officer of Marshall Cellular, a cellular telephone service company, from 1988 through 1996 and of Southern Interexchange Services, a fiber optic telecommunications network, from 1990 through 1996. Mr. McDonald has served in the Alabama Legislature and as Finance Director for the State of Alabama.

   Mr. Lee is a founder of Lee and Associates, an engineering services firm specializing in guided missile systems, and has served as its President since January 1997. He was employed for thirty-six years by NASA, and was the Director of the George C. Marshall Space Flight Center from June 1989 through January 1994. Mr. Lee served as Special Assistant to the NASA Administrator for Access to Space from January 1994 through March 1995. Mr. Lee is a registered professional engineer and is a member of numerous advisory boards and committees within his field.

   Dr. Greenwood serves as Vice President of Research at the University of Alabama in Huntsville and has served in that capacity since August 1998. He spent fifteen years with NASA, serving as Director of the Earth Observations Division in NASA Headquarters and, most recently, as Manager of the Global Hydrology and Climate Center in Huntsville from September 1994 through August 1998. He served as President of Nichols Research Corporation, an information technology company specializing in information solutions and services, from 1991 to 1994. He also served as Vice President and General Manager of the General Electric Astro Space Division from 1988 to 1991. Dr. Greenwood is a member of the Alabama Aerospace Commission and is a registered professional engineer and a certified financial planner.

    Mr. Moquin retired from Teledyne Brown Engineering, an aerospace corporation specializing in ballistic missile defense and space systems, in 1989 after thirty years of service. At the  time of his retirement, he was serving as Chairman and Chief
Executive  Officer.   He  served  as  Interim  President  of  the
University of Alabama in Huntsville from September 1990 through July 1991. He served on the Board of Directors of SCI Systems, Inc. ("SCI"), an international electronics manufacturing services provider, from 1992 through 1997 and currently serves as a Director Emeritus, non-voting director, for SCI. Mr. Moquin is a registered professional engineer and has served on numerous advisory boards and committees within his field.


                 BOARD COMMITTEES AND ATTENDANCE

    The Board of Directors and its Audit Committee meet periodically as meetings are deemed required. During the year ended December 31, 1999, the Board of Directors held thirteen meetings and the Audit Committee held five meetings. All of the current directors were present for 75% or more of the aggregate Board and Audit Committee meetings.

   The Audit Committee consists of Mr. McDonald, Mr. Lee, and Mr. Thurber. Mr. Thurber was appointed to the Committee in August 1999 upon the resignation of Keith Schonrock from the Board of Directors. The purpose of the Audit Committee is to oversee the system of internal accounting control and the internal audit function, and to ensure the objectivity of the independent audit.

   In October 1999, the Board formed an ad hoc Nominating Committee consisting of Mr. Meadlock and its two independent directors, Mr. Lee and Mr. McDonald. The Committee's purpose was to  recommend additional independent directors for nomination  to
the  Board.   Upon the election of the two additional independent
directors nominated for election at this Annual Meeting, a permanent Nominating Committee will be formed consisting solely of independent directors. The Nominating Committee will consider nominees for director, including those recommended by shareholders
of the Company.   Any recommendations for a nominee should be
submitted to John  R. Wynn, Secretary, Intergraph Corporation,
Huntsville,  Alabama 35894-0001.   Such  nominees will be reviewed
by the Nominating Committee in accordance with its established procedures.

   Upon election of the two additional independent directors nominated for election at this Annual Meeting, the Board will form a Compensation Committee consisting solely of independent
directors.  The purpose of the Compensation Committee will   be
to recommend and oversee management compensation, including that of the Chief Executive Officer.

  Additionally, effective with the 2000 Annual Meeting, the Board of Directors will appoint a lead independent director to serve as coordinator of the activities of all independent directors on the Board. Specific responsibilities of the lead independent director will include advising the Chairman as to the scheduling and agenda for Board meetings, ensuring that the quality, quantity and timeliness of the flow of information from Company management is sufficient to allow independent directors to effectively and responsibly perform their duties, and coordinating and moderating executive sessions of the Board's independent directors. In addition, the lead independent director will serve on the Nominating and Compensation committees of the Board.

 COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
                              1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and, in the case of the Company, with The Nasdaq Stock Market. Officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on review of the copies of such forms and any amendments thereto furnished to the Company, or on written representations that no forms were required, the Company believes that during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met, except that Sidney L. McDonald, a Director of the Company, filed one late report covering one transaction.


                     EXECUTIVE COMPENSATION

   Information relating to compensation of certain executive officers of the Company, the policies and practices of the Company relative to executive compensation, and the performance of the Company's stock are presented in this section. This information consists of a summary compensation table, information on stock option grants, exercises, and year end values, director compensation, information on employment contracts, a report on executive compensation from the Board of Directors, and a graph depicting the five year performance of the Company's stock against the performance of a peer group of companies and the Standard & Poor's 500 Stock Index.


Summary Compensation Table

   The following table summarizes for the last three years the compensation of the Chairman and Chief Executive Officer and the four most highly compensated executive officers who were serving as such at December 31, 1999.

                                                         Long Term
                                                        Compensation
                            Annual Compensation            Awards
                      --------------------------------- ------------
Name and                                    Other       Securities   All Other
Principal                                   Annual      Underlying  Compensation
Position         Year Salary($) Bonus($) Compensation($) Options(#)      ($)
-----------      ---- --------- -------- --------------  ---------- ------------
                                              (2)            (9)
James W. Meadlock,
Chairman of the
Board (1)(3)     1999 $300,000      ---        ---          ---     $    9,099
                 1998 $300,000      ---        ---          ---     $   11,340
                 1997 $300,000      ---        ---          ---     $    6,357

Manfred Wittler,
Chairman and Chief
Executive Officer,
Intergraph Computer
Systems (4)(8)   1999 $323,471  $ 85,266   $54,165      150,000     $   11,912
                 1998 $248,529  $194,751   $48,653          ---     $   12,348
                 1997 $243,843  $ 82,659   $50,645          ---     $   12,512

Wade C. Patterson,
Executive Vice
President (5)    1999 $300,040  $ 26,521       ---          ---     $2,004,826
                 1998 $275,000  $ 45,368       ---          ---     $    4,880
                 1997 $226,928  $250,000       ---          ---     $    4,591

Stephen J. Phillips,
Executive Vice
President (6)    1999 $262,600       ---       ---          ---     $    7,986
                 1998 $249,170       ---       ---       30,000     $    8,163
                 1997 $228,280       ---       ---          ---     $    8,221

Klaas Borgers,
Executive Vice
President (7)(8) 1999 $198,058  $ 40,881   $56,160          ---     $  372,950
                 1998 $225,678  $ 17,344       ---          ---     $   17,822
                 1997 $173,132       ---   $22,175       15,000     $   15,265


(1) James F. Taylor Jr. was elected Chief Executive Officer March 2, 2000. Prior to that time, Mr. Meadlock served in that capacity. Effective with this change, Mr. Meadlock's annual salary was set at $150,000 and Mr. Taylor's at $300,000. Mr. Taylor's base salary for 1999 was $182,700.

(2) "Other Annual Compensation" for each of the named executives does not include the value of certain personal benefits, if any, furnished by the Company or for which it reimburses the named executives, including the use of corporate vehicles, unless the value of such benefits in total exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported in the above table for the named executive.

(3) "All Other Compensation" for Mr. Meadlock consists of premium payments for term life insurance.*

(4)  "Other  Annual Compensation" for Mr. Wittler consists of the following:

                                               1999       1998        1997
                                             -------    -------     -------
       Housing allowance                     $31,780    $31,212     $31,788
       Use of corporate vehicle               10,762     11,380      12,703
       Other                                  11,623      6,061       6,154
                                             -------    -------     -------
            Total                            $54,165    $48,653     $50,645
                                             =======    =======     =======

     "All Other Compensation" for Mr. Wittler consists of the following:

                                               1999       1998        1997
                                             -------    -------     -------
       Retirement plans contribution         $ 8,798    $ 9,148     $ 9,306
       Health insurance premiums               3,114      3,200       3,206
                                             -------    -------     -------
            Total                            $11,912    $12,348     $12,512
                                             =======    =======     =======

(5) Mr. Patterson served as Chief Executive Officer of Intergraph Computer Systems prior to the appointment of Mr. Wittler to that position in January 2000. "All Other Compensation" for Mr. Patterson consists of the following:

                                               1999       1998        1997
                                          ----------    -------     -------
       Retirement plans contribution      $    4,286     $4,286      $4,129
       Term life insurance *                     540        594         462
       Contract termination (see page 11)  2,000,000        ---         ---
                                          ----------    -------     -------
            Total                         $2,004,826     $4,880      $4,591
                                          ==========    =======     =======

(6)  "All Other Compensation" for Mr. Phillips consists of the following:

                                               1999       1998        1997
                                              ------     ------      ------
       Retirement plans contribution          $4,800     $4,500      $4,558
       Term life insurance *                   3,186      3,663       3,663
                                              ------     ------      ------
            Total                             $7,986     $8,163      $8,221
                                              ======     ======      ======

(7) "Other Annual Compensation" for Mr. Borgers includes $17,560 for use of a corporate vehicle in 1997. In 1999, he received a $16,400 housing allowance, an $18,078 tax reimbursement, and a $14,400 allowance for relocation to the Corporate office.

     "All Other Compensation" for Mr. Borgers consists of the following:

                                               1999       1998        1997
                                            --------    -------     -------
       Retirement plans contribution        $ 21,258    $17,049     $14,615
       Health insurance premiums                 939        773         650
       Term life insurance *                     753        ---         ---
       Severance pay (see page 11)           350,000        ---         ---
                                            --------    -------     -------
            Total                           $372,950    $17,822     $15,265
                                            ========    =======     =======

(8) Portions of Mr. Wittler's and Mr. Borgers' compensation are paid in European currencies which fluctuate in value against the U.S. dollar.

(9) "Long-Term Compensation" excludes options granted to Mr. Patterson and Mr. Borgers to purchase stock of Intergraph Computer Systems ("ICS"), a wholly-owned subsidiary of the Company. During 1998, Mr. Patterson and Mr. Borgers each were granted options to purchase 100,000 shares of ICS stock at a price of $2 per share. The
     Company is unable to value the options issued under the ICS plan. During 1998, options to purchase a total of 4,368,000 shares of ICS stock were granted to ICS employees (representing approximately 10% ownership of ICS on a fully diluted basis), including the options on the total of 200,000 shares granted to these two Named Executive
     Officers.   The  options  granted  to  Mr.  Patterson  and  Mr.
     Borgers under this plan were cancelled effective with their respective terminations from the Company as no vesting had
     occurred.   Mr.  Patterson and Mr. Borgers both served  on  the
     administrative committee of the ICS option plan.

* Premium payments for term life insurance were not made to split-dollar insurance arrangements.


Stock Option Grants, Exercises and Year End Values

   Grants. The Company from time to time awards stock options to key employees, including executive officers, pursuant to a stock option plan (the "Plan") approved by the shareholders of the Company. Members of the Plan's administrative committee who are also employees of the Company, including James W. Meadlock, Chairman and former Chief Executive Officer, James F. Taylor
Jr., Chief Executive Officer, and Robert E. Thurber, an Executive Vice President of the Company, are eligible to receive options under the Plan.

   The following table sets forth information concerning options granted under the Plan to the Named Executive Officers during the year ended December 31, 1999.

                          OPTION GRANTS (1)
----------------------------------------------------------------------------
                  Number of   Percent of
                 Securities Total Options
                 Underlying  Granted to                               Grant Date
                   Options    Employees     Exercise      Expiration   Present
   Name          Granted(#)   This Year   Price($/Share)     Date    Value($)(2)
---------------  ----------  -----------  -------------   ---------- -----------
Manfred Wittler,
Chairman and
Chief Executive
Officer,
Intergraph
Computer
Systems          150,000         69%         $5.063        8/6/2009    $367,575


(1)  Options were granted at fair market value on the date  of grant.
     Fair  market value is determined as the  closing  sale price  of the Company's stock as reported on The Nasdaq  Stock Market.
     Options first become exercisable two years from the date of grant and vest at a rate of 25% per year from that point, with full vesting
     at the fifth anniversary of the  grant date.   Options are granted for
     a term of ten years  from  the date of grant.

(2)  The  present value of options at the date  of  grant  was determined
     using  the  Black-Scholes  option  pricing   model.  Estimated values
     determined using this model are based on the market value of the stock on the date of grant, the exercise price of the option, and on assumptions as to risk free rate of return, volatility of the Company's stock price, and expected term of the option. Dividend yield is excluded from the calculation since it is the present policy of the Company to retain all earnings to finance operations. Risk free rate of return is based on quoted yields at grant date for U.S. Treasury zero-coupon bonds with a term equal to the
     expected option  term.   Stock  price  volatility  is  based  on
     weekly changes in the Company's stock price over a period equal to the expected option term. The expected term of the option is based on the weighted average of vested option amounts at each vesting date plus the expected days to exercise. The expected days to exercise is the number of days from vesting date to exercise date determined by using actual exercise data for the Company's options.

     The actual value, if any, an executive may realize from exercise of stock options will be determined based on the excess of stock price over exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model, or that any value will be realized.

   Exercises. There were no options exercised by any of the Named Executive Officers during the year ended December 31, 1999.

   Year End Values. The following table sets forth the number of securities underlying unexercised stock options held by the Named Executive Officers under the Plan at December 31, 1999. None of these unexercised options were in-the-money on that date as exercise prices exceeded the closing sale price of the Company's common stock as reported on The Nasdaq Stock Market for each unexercised option held by the Named Executive Officers.



                                   Number of Securities
                                  Underlying Unexercised
                                  Options at Year End (#)
                                  -----------------------
Name                           Exercisable     Unexercisable
----------------------         -----------     -------------
Manfred Wittler,
Chairman and Chief
Executive Officer,
Intergraph Computer
Systems                           8,510           150,000

Wade C. Patterson,
Executive Vice President         58,496            41,504

Stephen J. Phillips,
Executive Vice President          7,500            32,500

Klaas Borgers,
Executive Vice President         13,750            11,250

   As with all other employee stock options granted by the Company, the exercisable options held by Mr. Patterson and Mr. Borgers will expire if not exercised within three months of the termination dates (January 2000 and February 2000, respectively) of their employment.

Compensation of Directors

   Directors who are also employees of the Company do not receive additional compensation for their services as directors. Nonemployee directors receive annual compensation of $20,000, payable in quarterly installments. Mr. Schonrock received $15,000 in compensation for his period of service prior to his resignation from the Board of Directors in August 1999.

   The Intergraph Corporation Nonemployee Director Stock Option Plan was approved at the 1998 Annual Shareholders' Meeting. Upon approval of this plan, members of the Company's Board of Directors who were not otherwise employed by the Company were granted options to purchase 3,000 shares of the Company's common stock. Any new nonemployee director will similarly be granted an option to purchase 3,000 shares of the Company's common stock upon his or her first election to the Board. At each annual meeting of shareholders, each nonemployee director re-elected to the Board is granted an option to purchase 1,500 shares of the Company's common stock. The exercise price of each granted option is the fair market value on the date of grant. Options are not exercisable prior to one year from the date of grant or later than ten years after the date of grant. In May 1999, Mr. Lee, Mr. McDonald, and Mr. Schonrock were each granted options to purchase 1,500 shares of the Company's common stock under this plan.

   The Board of Directors has committed to the selection of three additional independent directors commencing with the proposed election of two new independent directors at this Meeting. The Board has committed to nomination of a third additional independent director for proposed election at the 2001 Annual Meeting. The Company will compensate such additional independent directors in amounts sufficient to attract qualified candidates, including consideration of any skills required to complement those resident in the current Board. Common stock of the Company will be used for a significant portion of the total compensation of new independent directors.

Employment Contracts

   Mr. Wittler holds employment contracts with the U.S. parent company and with three of the Company's international business entities. The contracts provide Mr. Wittler a fixed base salary, certain expense allowances for housing, a vehicle, and other personal expense items, and annual incentive bonus payments for achievement and overachievement of certain sales order, revenue, and profitability goals. The contracts are open ended but may be terminated by either party with six months written notification. Should the contracts be terminated by either of the parties, Mr. Wittler is obligated to refrain from direct competition with the Company and its affiliates for a period of six months following termination, provided the Company has met its severance pay obligation as described below. In 1999, Mr. Wittler's U. S. contract was amended to increase his base salary by $10,000 per month and provide for relocation costs. Additionally, the termination provision of his contract was amended to provide for one year of severance pay (six months severance pay prior to the amendment) in the event of involuntary termination.

   Mr. Patterson held an employment contract with the U.S. parent company. The contract provided Mr. Patterson a fixed base salary, fixed annual increases, and a fixed annual bonus for 1997, with subsequent quarterly bonuses based on revenues and net income of Intergraph Computer Systems, a wholly-owned subsidiary of the Company. The contract provided for severance pay of $500,000 if the Company failed, upon expiration of the contract on December 31, 2002, to renew Mr. Patterson's contract with terms at least as favorable as in the current contract. The contract further provided Mr. Patterson with $2,000,000 in severance pay in the event the Company materially breached the employment contract, the Company's cash and cash equivalents fell below $25,000,000, or a change in control event occurred, as defined in the contract. In November 1998, Mr. Patterson's contract was amended to extend to him the option to terminate the contract on or after December 31, 1999 and to entitle him to a $2,000,000 payment within 30 days of written notice of such termination. On January 3, 2000, Mr. Patterson terminated his contract and exercised this option. He received the lump sum payment of $2,000,000 on February 3, 2000. Under the termination provision of the contract, Mr. Patterson cannot, for a period of one year from the date of contract termination, take employment with or act as a consultant to any competitor of the Company in the United States in any technical field in which the Company has a business interest.

   In addition to compensation received from the U.S. parent company, Mr. Borgers held an employment contract with one of the Company's international business entities. The contract was open ended and provided Mr. Borgers a fixed base salary and allowances for a vehicle and other personal expense items. In February 2000, the Company terminated this contract and paid Mr. Borgers a negotiated severance benefit of $350,000.

Compensation Committee Interlocks and Insider Participation

  The Company does not currently have a Compensation Committee or other committee of the Board of Directors performing equivalent functions, but will establish such a committee, consisting entirely of independent directors, effective with the 2000 Annual Meeting of Shareholders. Compensation of the Company's Chief Executive Officer ("CEO") is currently determined by the Board of Directors, excluding the CEO. During the year ended December 31, 1999, the Board held no deliberations regarding the compensation
of   the  CEO.   The  Board  has  delegated  responsibility   for
determination of the compensation of all other executive officers to the CEO, pending formation of the Compensation Committee. The Administrative Committee of the Company's stock option plan (the "Administrative Committee"), which is appointed by and comprised of all current members of the Board of Directors, may award both
incentive  stock  options  and  nonqualified  stock  options   to
executive  officers  and other key employees.   During  the  year
ended December 31, 1999, the Administrative Committee awarded options for a total of 220,500 shares of the Company's common stock. Of this total, options for 154,500 shares were awarded to directors and executive officers of the Company, consisting of 4,500 granted under the Nonemployee Director Stock Option Plan and 150,000 granted to Manfred Wittler, one of the Named Executive Officers.

   During  the year ended December 31, 1999, no executive officer of  the  Company  served as a director or  as  a  member  of  the
compensation   committee,  or  committee  performing   equivalent
functions, of another business entity.


Board of Directors' Report on Executive Compensation

   Executive  Officer  Compensation.  Pending  formation  of  the
Compensation Committee, the CEO subjectively determines the compensation of all other executive officers of the Company based on the authority and discretion granted him by the Board of Directors. There are no standard performance factors, either corporate or directly applicable to the executive whose salary is being considered, that serve as specific measures of performance in the CEO's determination of executive salaries. In arriving at his decision, the CEO may form a subjective judgment as to the executive's overall contribution to the Company, consider his or her level of experience, and subjectively consider the Company's overall financial performance. Relative weights are not formally assigned to these factors, but some factors, particularly the Company's financial performance as measured by revenue and earnings, may be subjectively considered more important than others in arriving at compensation for individual executive officers. Specific quantifiable performance objectives are not used in determining the individual's contribution to the Company, with the exception of sales personnel, who are assigned sales dollar goals. Evaluation of executives whose principal duties are technical in nature is based principally on the CEO's subjective judgment of the technical design and timeliness of development of new products. Salaries for executives performing administrative functions are based primarily on a subjective determination of contribution to the Company by the CEO. The CEO has a general awareness of industry compensation practices by virtue of his experience and position in the industry, but specific industry or competitor compensation data (including that of the peer group of companies in the performance graph following this report) is not utilized.

   There is no formal bonus plan for executive officers, but exceptional individual performance, as subjectively determined by the CEO, has occasionally been rewarded by a cash bonus at the discretion of the CEO. Overall corporate performance neither guarantees nor precludes the award of bonuses, but may influence the amount of such bonuses. Sales executives are paid a base salary that approximates 70% of the executives' total potential annual compensation. The base salary amount may be supplemented in amounts up to an additional 30% of total potential compensation if certain order and revenue objectives are met. The occurrence and amount of bonus awards are not based on standard criteria or quantifiable performance factors applicable either to the individual or the financial performance of the Company.

   The granting of stock options to purchase shares of the Company's stock over a ten-year period at a specified price is the primary means of providing long-term incentive to executive officers to perform in a manner that benefits themselves, the Company, and the Company's shareholders. There are no standard performance factors, applicable to either the individual and his or her job performance or the financial performance of the
Company, utilized in the option award decisions of the Administrative Committee. Decisions to award stock options are based upon subjective evaluations of job performance and expected contribution to the Company. Stock options may also be used to attract new employees. Previous option awards are considered when awarding new options. With respect to incentive stock options, such options may not exceed the amounts permitted under applicable Internal Revenue Code provisions.

  The Company at times enters into employment agreements with key executives that specify the terms of employment, including compensation arrangements. The agreements generally provide for employment at will but may also provide for severance payments under certain circumstances excluding termination for cause.
Under most circumstances, such severance amounts do not exceed the balance of compensation due for the remaining unfulfilled term of the agreement. Executives without employment agreements terminated through a workforce reduction or job elimination receive severance pay based on years of service up to a maximum of twenty-six weeks pay under a Company policy applicable to all employees.

  CEO Compensation. The compensation of the CEO is determined by the other members of the Board of Directors. The Board does not regularly deliberate the compensation of the CEO, and the CEO has not been awarded a salary increase or bonus since 1989. There are no standard corporate or individual performance factors utilized by the Board in evaluation of CEO compensation.

   The above report on executive compensation is given by the Company's Board of Directors and the Administrative Committee of its stock option plan.

          Board of Directors and        James W. Meadlock
          Administrative Committee,     James F. Taylor Jr.
          Stock Option Plan:            Robert E. Thurber
                                        Larry J. Laster
                                        Sidney L. McDonald
                                        Thomas J. Lee

Performance Graph

   The following graph sets forth, for the five year period ended
December   31,  1999,  a  comparison  of  the  cumulative   total
shareholder return to the Company's shareholders with that of a group of peer companies and that of the Standard & Poor's 500 Stock Index. The Company considers its peer group to be the top five U.S. companies in the computer-aided-design ("CAD") industry
and   the   top  five  U.S.  computer  workstation  manufacturing
companies, measured in terms of revenues, for which financial information is publicly available. The composition of the peer group may change annually due to changes in revenues of companies in the industry. In addition, the number of companies comprising the peer group may total less than ten, since it is possible that some competitors appear in the top five rankings for both sales
to  the  CAD  industry and workstation revenues.   The  Company's
current  year peer group consists of IBM, Hewlett-Packard  Corp.,
Compaq   Computer  Corp.,  Cadence  Design  Systems,  Inc.,   Sun
Microsystems, Inc., and Silicon Graphics, Inc., and is unchanged from the previous year.

   Total shareholder return for the peer group, the Standard & Poor's 500, and the Company was determined by adding a) the cumulative amount of dividends for a given year, assuming dividend reinvestment, and b) the difference between the share price at the beginning and at the end of the year, the sum of which was then divided by the share price at the beginning of such year. The graph assumes $100 was invested on December 31, 1994 in the peer group, in the Standard & Poor's 500 companies, and in the Company.


               Comparative Five-Year Total Returns
         Peer Group, Standard & Poor's 500 Stock Index,
                and Intergraph Corporation (INGR)


             1994     1995    1996    1997    1998    1999
             ----     ----    ----    ----    ----    ----
Peer Group   $100     $143    $204    $284    $436    $605
S&P 500      $100     $138    $169    $226    $290    $351
INGR         $100     $194    $126    $123    $ 71    $ 58



                           PROPOSAL 2
           APPROVAL OF THE 2000 INTERGRAPH CORPORATION
                  EMPLOYEE STOCK PURCHASE PLAN

   At the Meeting, the shareholders will be asked to adopt and approve the 2000 Intergraph Corporation Employee Stock Purchase Plan (the "Purchase Plan"), which has been unanimously approved by the Board of Directors subject to approval by the shareholders. The Purchase Plan is intended to replace the 1995 Intergraph Corporation Employee Stock Purchase Plan (the "1995 Stock Purchase Plan"), which will terminate on May 31, 2000.

   The purpose of the Purchase Plan is to provide eligible employees of the Company and its subsidiaries with an opportunity to purchase shares of Intergraph Common Stock. The Purchase Plan is designed to be an "employee stock purchase plan" as defined in
Section 423 of the Internal Revenue Code (the "Code").

   The description of the Purchase Plan set forth herein is intended solely as a summary and is subject to and qualified by the full text of the Purchase Plan, a copy or which is attached hereto as Exhibit A.

  A total of 3,000,000 shares of Intergraph Common Stock (subject to adjustment in the event of stock splits, stock dividends, and other similar adjustments) will be made available for purchase under the Purchase Plan through a series of consecutive annual offerings beginning June 1, 2000. No offering under the Purchase Plan may commence after May 31, 2005. Under the 1995 Stock Purchase Plan, 3,200,000 shares of Intergraph Common Stock were reserved for sale.

   All  regular,  full-time employees  of  the  Company  and  its subsidiaries on or after June 1, 2000 will be eligible to participate in the Purchase Plan (including, without limitation, executive officers of the Company). The Purchase Plan will terminate on the day participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase, or at any other time, at the discretion of the Board of Directors of the Company (the "Board"). Subject to extension or earlier termination of the Purchase Plan, either by the terms of the Purchase Plan or at the discretion of the Board of Directors of the Company, no offering under the Purchase Plan will be made which will extend beyond May 31, 2005. All amounts in the accounts of participating employees as of the date the Purchase Plan terminates will be promptly refunded or carried forward into the employee's account under a successor purchase plan, if any.

   The Purchase Plan will be administered by a committee composed of either the entire Board of Directors or two or more non-employee directors who do not have a material financial relationship with the Company or any of its subsidiaries (the
"Committee"). The Committee will not permit or deny participation in the Purchase Plan contrary to the requirements of the Code (including, but not limited to, Sections 423(b)(3),
(4), and (8) thereof) and regulations promulgated thereunder. An option to purchase shares under the Purchase Plan may not be granted to an employee who, immediately prior to or after such option is granted, owns or would own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary, including stock which may be purchased under outstanding options (and as determined by Section 424(d) of the Code).

   The purchase price for each share purchased under the Purchase Plan will be 85% of the average market price on the last pay date of each calendar month or, if the stock was not traded on the last pay date of such month, on the last date the stock was traded prior to the last pay date of such month (the "Per Share Price"). The Purchase Plan defines "average market price" as the closing sale price of the Intergraph Common Stock as reported on The Nasdaq Stock Market, or the mean between the highest and lowest per share sales price should the stock be listed on an exchange.

  Eligible employees electing to participate in the Purchase Plan may set aside, by payroll deduction, up to ten percent (10%) of their compensation for the purpose of purchasing shares under the Purchase Plan. On the last pay date of each calendar month, the account balance of each employee then participating in the Purchase Plan will be applied to the purchase of full and partial shares at the Per Share Price for such calendar month.

   A participating employee may at any time increase or decrease his payroll deduction. Payroll deductions will continue unless changed, discontinued, or the employee becomes ineligible to continue participating in the Purchase Plan. No employee may be given the right to purchase shares under the Purchase Plan if the aggregate fair market value (as determined at the effective date of the offering) of such shares and any other shares which such employee has a right to acquire under any other stock purchase plan of the Company and its subsidiaries during the same calendar year would exceed twenty-five thousand dollars ($25,000). The Company may use funds received or held pursuant to the Purchase Plan for any corporate purpose. The Company may also purchase outstanding shares pursuant to, on behalf of, or for delivery under the Purchase Plan.

   A participating employee may at any time and for any reason withdraw all (but not less than all) of the balance accumulated in the employee's account and thereby withdraw from participation in an offering. Thereafter, the employee may begin participation again at any time. In the event of the participating employee's retirement, death, or termination of employment, no payroll deduction will be taken from any pay due and owing to the employee at such time, and the balance in the employee's account will be paid to the employee or, in the event of death, to the employee's estate. Rights under the Purchase Plan will not be transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

   The Board may at any time, and from time to time, amend the Purchase Plan in any respect, except that without the requisite approval of the shareholders, the Board of Directors may not amend the Purchase Plan to increase or decrease the number of shares approved for the Purchase Plan (other than for stock splits, stock dividends and other adjustments), decrease the Per Share Price, or change the designation of subsidiaries eligible to participate in the Purchase Plan. The Purchase Plan may not be amended more frequently than every six months except to comply with the requirements of the Code.

   Under the Code, no taxable income need be reported until the year in which the employee makes a sale or other disposition of the shares, or the year of death of the employee if no sale or other disposition of the shares has occurred by then. The required holding period for long-term capital gain or loss purposes (the "capital gain holding period") is more than one year. If the employee sells or otherwise disposes of the shares within two years after the date of offering or before the end of the capital gain holding period, the disposition is considered a "disqualifying disposition" and will result in reportable ordinary income in an amount equal to the difference between the fair market value of the shares and the exercise price. The excess of the average market price of the shares on the date of purchase less the actual purchase price must be reported even if no profit was made on the sale or the shares were given away free. If the shares purchased under the Purchase Plan are sold or otherwise disposed of more than two years after the date of offering and after the end of the capital gain holding period, the profit will be taxed as long-term capital gain, except there must be reported as ordinary income the lesser of 15% of the average market price of the shares on the date of offering, or an amount, if any, equal to the net proceeds of sale (or if not a sale, the average market price on the date of disposition) of the shares less the actual purchase price. If no sale or disposition of the shares has occurred by the time of the employee's death, the ordinary income which must be reported by the employee in the year of death (no matter how long the stock is held) is the lesser of 15% of the average market price of the shares on the date of offering or an amount, if any, equal to the average market price of the shares on the date of death less the actual purchase price. There is no capital gain or loss on a disposition by gift or transfer at death.

   If a disqualifying disposition should occur, the Company is entitled to a deduction for its taxable year in an amount equal to the ordinary income required to be included in the income tax return of the employee. In the absence of a disqualifying disposition, the Company is not allowed any deduction.

   If the Purchase Plan is approved, the 3,000,000 shares of Common Stock which will be available for purchase will represent approximately 6% of the 49,252,406 shares outstanding at the close of business on January 31, 2000. The average closing sale price of the Intergraph Common Stock on that date was $5.375.

   Approximately 5,600 employees of the Company are eligible to participate in the Purchase Plan. The amount of options reserved or to be reserved and the shares to be purchased under the Purchase Plan by the eligible Named Executive Officers, all other eligible current executive officers, and all other employees who are not executive officers cannot be determined at this time or for the Company's most recent fiscal year because participation in the Purchase Plan is optional for each employee, and because the actual number of shares purchased is dependent upon the amount set aside by each employee during each offering period and upon the price of the shares when purchased.

  The Board of Directors recommends a vote FOR Proposal 2.


                           PROPOSAL 3
             RATIFICATION OF APPOINTMENT OF AUDITORS

   The Board of Directors of the Company has appointed Ernst & Young LLP as the Company's independent auditors to audit the financial statements of the Company and to perform other accounting services, if appropriate, for the year ending December 31, 2000. Such appointment will be presented to the shareholders for ratification at the Meeting. If the shareholders do not ratify the appointment, the selection of another firm will be considered by the Board. A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to questions from shareholders and will be given the opportunity to make a statement if so desired.

  The Board of Directors recommends a vote FOR Proposal 3.


            DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

   Shareholder proposals intended for presentation at the 2001 Annual Meeting must be received by the Company no later than December 7, 2000 to be considered for inclusion in its 2001 proxy material. In addition, the proxies solicited by the Board of Directors for the 2001 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless notice of such proposal is received by the Company no later than February 20, 2001.

                              OTHER

   Management does not know of any other matters to be presented at the Meeting for action by shareholders. However, if any other matters are properly brought before the Meeting or any adjournment thereof, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders with respect to such matters.

   UPON WRITTEN REQUEST OF ANY SHAREHOLDER TO JOHN R. WYNN, SECRETARY, INTERGRAPH CORPORATION, HUNTSVILLE, ALABAMA 35894-0001, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                     By Order of the Board of Directors




                                     JOHN R. WYNN

                                     Secretary

DATED: April 6, 2000




                         EXHIBIT "A"
                  2000 INTERGRAPH CORPORATION
                  EMPLOYEE STOCK PURCHASE PLAN

     The purpose of this 2000 Intergraph Corporation Employee Stock Purchase Plan (the "Plan") is to provide employees of Intergraph Corporation (the "Corporation"), and employees of its subsidiaries (as defined in Section 10 below), an opportunity to purchase shares of Intergraph Corporation ten cent ($. 10) par value common stock ("Intergraph Stock") through annual offers to be made during a five-year period commencing June 1, 2000. A total of 3,000,000 shares in the aggregate have been approved for this purpose.

     1. Administration. The Plan shall be administered by a committee (the "Committee") composed of the entire Board of
Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors. For this purpose, the term "Non-Employee Director" shall mean a person who is a member of the Corporation's Board of Directors who (a) is not currently an officer or employee of the Corporation or any parent or subsidiary of the Corporation, (b) does not directly or indirectly receive compensation for serving as a consultant or in any other non-director capacity from the Corporation or any parent or subsidiary of the Corporation that exceeds the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 ("Regulation S-K"),
(c) does not possess an interest in any other transaction with the Corporation or any parent or subsidiary of the Corporation for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (d) is not engaged in a business relationship with the Corporation or any parent or subsidiary of the Corporation which would be disclosable under Item 404(b) of Regulation S-K. In the event the Committee is a committee composed of two or more Non-Employee Directors, the Board of Directors may from time to time remove members from, add members to, and fill vacancies, on the Committee. A member of the
Committee  shall  be  eligible to participate  in  the  Plan  and receive options under the Plan. The Committee will have the authority to make rules and regulations relating to Plan administration. The interpretations and decisions of the Committee with regard to the Plan and its administration shall be final and conclusive.

     2. Eligibility. All regular, full-time employees of the Corporation and its subsidiaries are eligible to participate in the Plan, in accordance with such rules as the Committee may prescribe from time to time; provided that such rules shall neither permit nor deny participation in the Plan contrary to the requirements of the Internal Revenue Code (including, but not limited to, Sections 423(b)(3),(4) and (8) thereof) and regulations promulgated thereunder. No employee may be granted an option to purchase shares under the Plan if the employee, either before or immediately after the option is granted, owns or would own 5% or more of the total combined voting power or value of the stock of the Corporation or any subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     3. Offerings. The Corporation may make up to five annual offerings to employees to purchase Intergraph Stock under the Plan. Each offering period shall be of 12 months duration, during which (or during such portion thereof as an employee may elect to participate) the amounts received as compensation by an employee shall constitute the basis for measuring such employee's participation in the offering, to the extent participation is based on compensation.

     4. Participation. An employee eligible on the effective date of any offering may participate in such offering at any time by completing and forwarding a payroll deduction authorization form to the Human Resources Department. The form will authorize a regular payroll deduction from the employee's compensation.

     5. Deductions. The Corporation will maintain payroll deduction accounts for all participating employees. With respect to any offering made under this Plan, an employee may authorize a payroll deduction in terms of whole number percentages up to a maximum of 10% of the compensation an employee receives during the offering period (or during such portion thereof as an employee may elect to participate).

          No employee may have the right to purchase stock under this Plan if, when aggregated with the employee's right to purchase shares under any other stock purchase plan of the Corporation and its subsidiaries, such rights accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the effective date of the offering) for each calendar year in which the option is outstanding at any time.

     6. Deduction Changes. An employee may at any time increase or decrease the employee's payroll deduction by filing a new payroll deduction authorization form. The change may not become effective sooner than the next pay period after receipt of the form.

     7. Withdrawal of Funds. An employee may at any time and for any reason permanently withdraw all (but not less than all) of the balance accumulated in the employee's Plan account, and thereby withdraw from participation in an offering. The employee may at any time thereafter renew participation in the Plan.

     8. Purchase of Shares. Each employee participating in any offering under this Plan will be granted an option, on the effective date of such offering, to purchase as many full and partial shares of Intergraph Stock as the employee may elect to purchase with up to 10% of compensation received during the specified offering period (or during such portion thereof as an employee may elect to participate), to be paid by payroll deductions during such period.

          The offering price for each share purchased will be 85% of the average market price (as defined in Section 10 below) on the last pay date of each calendar month or, if the Intergraph Stock was not traded on the last pay date of such month, on the last date the Intergraph Stock was traded prior to the last pay date of such month. As of the last day of the pay period immediately preceding the last pay date of each calendar month during any offering, the Plan account of each participating employee shall be totaled, and the employee shall be deemed to have exercised an option to purchase such number of full and fractional shares as may be purchased at such offering price with the amounts then held in such employee's Plan account. The amount of the purchase shall be charged against the employee's Plan account, and a stock certificate shall be issued to the employee as of such date, or the ownership of such shares shall be otherwise appropriately evidenced on the books of the Corporation.

          A participating employee may not purchase a share under any offering period after termination of such offering period.

     9. Registration of Certificates. Certificates may be registered only in the name of the employee or, if the employee so indicates on the employee's payroll deduction authorization form, in the employee's name and another person's name jointly with right of survivorship.

     10. Definitions. The term "average market price" shall be deemed to be the closing sale price of the Intergraph Stock as reported on The Nasdaq Stock Market (or the mean between the highest and lowest per share sales price should the stock be listed on an exchange). Subject to the foregoing, the Committee shall have full authority and discretion, and shall be fully protected, in connection with fixing the purchase price.

          The   term  "subsidiary"  means  a  subsidiary  of  the
Corporation within the meaning of Section 424(f) of the  Internal
Revenue Code and the regulations promulgated thereunder.

     11. Rights as a Stockholder. None of the rights or privileges of a stockholder of the Corporation shall exist with respect to shares purchased under this Plan unless and until certificates representing such shares shall have been issued, or such shares shall have been otherwise appropriately evidenced on the books of the Corporation.

     12.  Rights   on  Retirement,  Death,  or  Termination   of
Employment. In the event of a participating employee's retirement or death, or termination of a participating employee's employment, no payroll deduction shall be taken from any pay due and owing to an employee at such time, and the balance in the employee's Plan account (if any) shall be paid to the employee or, in the event of the employee's death, to the employee's estate.

     13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14. Application of Funds. All funds received or held by the Corporation under this Plan may be used for any corporate purpose.

     15. Adjustment in Case of Changes Affecting Intergraph Stock. In the event of a subdivision of the outstanding shares of the Corporation, or the payment of a stock dividend, the number of shares approved for this Plan shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board of Directors. In the event of any other change affecting Intergraph Stock, the Board of Directors may make such adjustments, including but not limited to adjusting the number of shares approved for this Plan, as it deems necessary or appropriate to properly reflect such event.

     16. Amendment of the Plan. The Board of Directors may at any time, and from time to time, amend this Plan in any respect (including but not limited to amendments intended to facilitate participation by those eligible employees who are subject to
Section 16 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder), except that, without the approval of the shareholders of the Corporation, no amendment shall be made (a) increasing or decreasing the number of shares approved for this Plan (other than as provided in Section 15 above), (b) decreasing the offering price per share, or (c) changing the designation of subsidiaries eligible to participate in the Plan. The Plan may not be amended more frequently than every six months except to comply with the requirements of the Internal Revenue Code.

     17. Termination of the Plan. This Plan and all rights of employees under any offering made pursuant to this Plan shall terminate:

          (a) on the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase (if the number of shares subscribed for is greater than the number of remaining shares, the available shares shall be allocated by the Committee among such participating employees in such a manner as it deems fair); or

          (b) at any time, at the discretion of the Board of Directors.

          No offering hereunder shall be made which will extend beyond May 31, 2005. Upon termination of this Plan all amounts in the Plan accounts of participating employees shall be carried forward into the employee's payroll deduction account under a successor plan, if any, or promptly refunded.

     18. Governmental Regulations. The Corporation's obligation to sell and deliver Intergraph Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

     19. Purchase of Shares. Purchases of outstanding shares may be made pursuant to and on behalf of this Plan, upon such terms as the Corporation may approve, for delivery under this Plan.





PROXY                       INTERGRAPH CORPORATION                        PROXY
        THIS PROXY IS SOLICITED ON BEHALF OF THE INTERGRAPH CORPORATION
    BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 18, 2000

The undersigned hereby appoints James W. Meadlock and John R. Wynn, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Intergraph Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held May 18, 2000, or any adjournment(s) thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3.

  The Board of Directors recommends a vote FOR election of all nominees listed below and FOR Proposals 2 and 3.


 PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.
                  (Continued and to be signed on reverse side.)

-------------------------------------------------------------------------------
                             INTERGRAPH CORPORATION
       PLEASE MARK YOUR VOTE WITH AN "X" IN THE OVAL USING DARK INK ONLY.


1.Election of
  Directors --    FOR all nominees listed   WITHHOLD AUTHORITY  FOR ALL nominees
  Nominees:                                  to vote for all    listed (Except
  James W.                                   nominees listed    as marked to the
  Meadlock; James                                               contrary)
  F. Taylor Jr;
  Robert E. Thurber;
  Larry J. Laster;
  Sidney L. McDonald;
  Thomas J. Lee;
  Lawrence R. Greenwood;
  Joseph C. Moquin           [   ]                 [   ]               [   ]
  INSTRUCTION:
  To withhold authority
  to vote for any
  individual nominee
  strike through the
  nominee's name in the
  list above.

2.Proposal to approve the
  2000 Intergraph
  Corporation Employee        FOR                 AGAINST             ABSTAIN
  Stock Purchase Plan.       [   ]                 [   ]               [   ]

3.Proposal to ratify the
  appointment of Ernst &
  Young LLP as the
  Company's auditors for
  the current fiscal          FOR                 AGAINST             ABSTAIN
  year.                      [   ]                 [   ]               [   ]



                   Please sign exactly as your
                   name appears at left.  If
                   registered in the names of
                   two or more persons, each
                   should sign.  Executors,
                   administrators, trustees,
                   guardians, attorneys, and
                   corporate officers should
                   show their titles.

                   Signature:                 Date:       , 2000
                             ----------------      -------

                   Signature:                 Date:       , 2000
                             ----------------      -------


* COM = Common Stock Shares; ESP = Employees Stock Purchase Plan Shares; ESB = Employee Stock Bonus Plan Shares.